SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. ______)


Filed by the Registrant [X]       Filed by a Party other than the Registrant []

Check the appropriate box:

[ ]   Preliminary Proxy Statement           [ ]   Confidential, for use of
                                                  the Commission only  (as
                                                  permitted by Rule 14a-6(e)(2))


[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12




                            Winn-Dixie Stores, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

[ ]  Fee  computed  on  table  below per Exchange Act
     Rules 14a-6(i)(1) and 0-11

(1)  Title of each class of securities to which transaction applies:

                                 NOT APPLICABLE
--------------------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:

                                 NOT APPLICABLE
--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

                            NOT APPLICABLE
--------------------------------------------------------------------------------

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided  by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form of schedule and the date of its filing.

(1)  Amount Previously Paid: NOT APPLICABLE
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(4)  Date Filed:   NOT APPLICABLE
--------------------------------------------------------------------------------

                             WINN-DIXIE STORES, INC.
             5050 EDGEWOOD COURT o JACKSONVILLE, FLORIDA 32254-3699
                    Notice of Annual Meeting of Shareholders
                    ----------------------------------------
                           To be held October 10, 2001
                           ---------------------------

To all Shareholders of Winn-Dixie Stores, Inc.:

     The annual meeting of shareholders of Winn-Dixie Stores, Inc. will be held at the headquarters' office of Winn-Dixie, 5050 Edgewood Court, Jacksonville, Florida at 9:00 a.m., local time, on Wednesday, October 10, 2001, for the following purposes:

     1. To elect four Class I directors for terms expiring in 2004 and one Class II director for a term expiring in 2003;

     2. To take action with respect to the adoption of the stock plan for non-employee directors;

     3. To ratify the appointment by the board of directors of Winn-Dixie of KPMG LLP as auditors of Winn-Dixie for the fiscal year beginning June 28, 2001; and

     4. To transact such other business as may properly come before the meeting or any adjournments.

     The board of directors has fixed August 6, 2001, as the record date, and only holders of Winn-Dixie's common stock of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting or any adjournments.

     Shareholders will need to register at the meeting in order to attend the meeting. If your shares are not registered in your name, you will need to bring proof of your ownership of those shares to the meeting in order to register. You should ask the broker, bank or other institution that holds your shares to provide you with either a copy of an account statement or a letter that shows your ownership of Winn-Dixie common stock on August 6, 2001. Please bring that documentation to the meeting in order to register.

                                             By Order of the Board of Directors,


                                                    /s/ Judith W. Dixon
                                                    -------------------
                                                        Judith W. Dixon
                                                          Secretary
Jacksonville, Florida
September 5, 2001

Please sign and return the enclosed proxy promptly. Alternatively, you may give a proxy electronically or by telephone by following the instructions on your proxy card or in the proxy statement. If you decide to attend the meeting, you may, if you wish, revoke the proxy and vote your shares in person.

                             WINN-DIXIE STORES, INC.

              5050 Edgewood Court Jacksonville, Florida 32254-3699

                                 PROXY STATEMENT
                                       for
                         Annual Meeting of Shareholders
                           To be held October 10, 2001
                             _______________________


                               GENERAL INFORMATION

     The board of directors of Winn-Dixie Stores, Inc. is soliciting your proxy for use at the 2001 annual meeting of shareholders to be held on Wednesday, October 10, 2001, at Winn-Dixie's headquarters' office at the address above, beginning at 9:00 a.m., local time, and any adjournments or postponements. A form of proxy is enclosed. You may also give a proxy by the internet or by telephone by following the instructions below. Any shareholder who executes and delivers the written proxy or gives a proxy electronically or by telephone may revoke it at any time before its use.

     The cost of soliciting the proxies will be borne by Winn-Dixie. Directors, officers and employees of Winn-Dixie may solicit proxies by telephone or personal interview. In addition, Winn-Dixie will pay, upon the request of brokers, dealers, banks and voting trustees, and their nominees, who are holders of record of shares of Winn-Dixie's stock on the record date referred to below, the reasonable expenses incurred by them for mailing copies of the annual report, this notice of meeting and proxy statement and the enclosed form of proxy to the beneficial owners of such shares of stock.

     Winn-Dixie's annual report to its shareholders, including audited financial statements and certain other financial information for the 2000-2001 fiscal year, is being mailed with this proxy statement to shareholders entitled to vote at the annual meeting. The approximate date on which this annual report, the proxy statement and form of proxy are first being sent to shareholders is September 5, 2001. Only owners of record of shares of Winn-Dixie common stock at the close of business on August 6, 2001, the record date, are entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof.

     Securities and Exchange Commission ("SEC") rules require that an annual report precede or be included with Winn-Dixie's proxy materials. Shareholders with multiple accounts may be receiving more than one annual report, which is costly to Winn-Dixie and may be inconvenient to these shareholders. Shareholders who have not yet authorized Winn-Dixie to discontinue mailing extra reports may do so by marking the appropriate box on the proxy card for selected accounts. Such an election will take effect at the end of Winn-Dixie's 2001-2002 fiscal year. At least one account must continue to receive an annual report. Eliminating these duplicate mailings will not affect receipt of future proxy statements and proxy cards or the mailing of dividend checks, dividend reinvestment statements, or special notices. To resume the mailing of an annual report to an account, please make a written request to: EquiServe, P. O. Box 2500, Jersey City, New Jersey 07303-2500.


                       PROXIES BY INTERNET OR BY TELEPHONE

     If your shares are registered in your name with EquiServe Trust Company N.A., Winn-Dixie's transfer agent (instead of through a broker or other nominee), you can vote your shares on the internet or by telephone. You may give a proxy electronically by following the simple instructions at the internet voting website at http://www.eproxyvote.com/win. Shareholders voting via the
                    -----------------------------
internet should understand that they may be required to bear the costs associated with electronic access, such as usage charges from their internet access providers and/or their telephone companies.

     If your shares are held in an account at a brokerage firm or bank participating in a street name program, you may already have been offered the opportunity to elect to vote using the internet. A number of brokerage firms and banks are participating in a program for shares held in "street name" that offers internet voting options. These programs are different from the program offered by EquiServe for shares registered in the name of the shareholder.

     You may give a proxy by telephone by dialing the toll-free number 1-877-PRX-VOTE (1-877-779-8683). You will then be prompted to enter the control number printed on your proxy card above your name and to follow a few simple instructions.

     Voting via the internet or by telephone will not affect your right to vote in person should you decide to attend the annual meeting or to change your vote electronically or by telephone. Winn-Dixie reserves the right to cancel the electronic voting or telephone voting program with respect to future shareholder meetings.

                   RECEIVING PROXY MATERIALS VIA THE INTERNET

     For next year's shareholder meeting, you can help us save significant printing and mailing expenses by consenting to receive the proxy statement, proxy card and annual report electronically via the internet. You can consent to receive next year's proxy materials and annual report by following the instructions set forth at the website http://www.econsent.com/win. If you choose to receive your proxy materials and annual report electronically, then prior to next year's shareholder meeting, you will receive email notification when the proxy materials and annual report are available for on-line review over the internet. Your choice for electronic distribution will remain in effect for all future shareholder meetings unless you revoke it prior to the meeting by following the instructions set forth in the website http://www.econsent.com/win. If you elect to access these materials via the internet, you can still request paper copies by contacting your brokerage firm, bank or EquiServe.

                                VOTING PROCEDURES

     All properly executed proxies delivered pursuant to this solicitation and not revoked and all proxies given through the internet or by telephone and not revoked will be voted at the annual meeting in accordance with the directions given. Regarding the election of directors, shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to the other proposals to be voted upon, shareholders may vote in favor of or against a proposal or may abstain from voting. Shareholders should specify their choices on the enclosed form of proxy or pursuant to the internet or telephone voting instructions set forth on the enclosed form of proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a valid proxy will be voted FOR the election of all nominees, FOR the approval of the stock plan for directors and FOR the proposal to ratify the appointment of KPMG LLP as independent auditors.

     Directors will be elected by a plurality of the votes cast by the shareholders voting in person or by proxy at the annual meeting. Approval of each other proposal will require the affirmative vote of the holders of a majority of the shares of common stock voting on the proposal in person or by proxy at the annual meeting. Abstentions are not included in determining whether the requisite number of affirmative votes are received for the proposals. Broker non-votes will not be included in vote totals and will have no effect on the outcome of any vote. A broker non-vote generally occurs when a broker who holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter.

     If a shareholder is a participant in the Winn-Dixie dividend reinvestment plan, the enclosed proxy serves as voting instruction for the number of full shares in the dividend reinvestment plan account, as well as other shares registered in the participant's name. If a shareholder is a participant in the Winn-Dixie profit sharing/401(k) plan, the enclosed proxy also serves as voting instruction for the plan trustee for all accounts registered in the same name. If voting instructions are not received for shares in the profit sharing/401(k) plan, those shares will be voted in the same proportion as the shares in such plan for which voting instructions are received. If a shareholder holds stock acquired pursuant to the Winn-Dixie Stores, Inc. 2000 employee stock offering, the enclosed proxy serves as voting instructions for those shares as well as other shares registered in the participant's name.


     Each owner of record on the record date is entitled to one vote for each share of common stock of Winn-Dixie so held. On August 6, 2001, the record date, there were 140,552,330 shares of common stock of Winn-Dixie issued and outstanding.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

     The board of directors recommends a vote FOR each of the nominees.

     The board is divided into three classes of directors. Each class of directors is elected to serve for a term of three years, so that the terms of office of approximately one-third of the directors will expire each year. At the annual meeting of shareholders, four directors are to be elected in Class I to hold office until the 2004 annual meeting of shareholders and one director is to be elected in Class II to hold office until the 2003 annual meeting of shareholders. All directors will serve until their successors are elected and qualified. The persons designated as nominees for election as directors in Class I are A. Dano Davis, T. Wayne Davis, Carleton T. Rider and Charles P. Stephens. The nominee for election as director in Class II is Tillie K. Fowler. All nominees are currently directors of Winn-Dixie, with A. Dano Davis, T. Wayne Davis, Carleton T. Rider and Charles P. Stephens having been elected by the shareholders at the 1998 annual meeting. On January 31, 2001, the board of directors elected Ms. Fowler for the Class II director position vacated by Robert D. Davis (who had been a director since 1972 and who retired as a director at the end of his term following the 2000 annual meeting).

     Should any one or more of these nominees become unable to serve for any reason, or for good cause will not serve, which is not anticipated, the board of directors may, unless the board by resolution provides for a lesser number of directors, designate substitute nominees, in which event the persons named in the enclosed proxy will vote proxies that otherwise would be voted for the named nominees for the election of such substitute nominee or nominees.

     Information with respect to each of the nominees and directors relating to their principal occupations and directorships, and the approximate number of shares of Winn-Dixie's common stock beneficially owned by them, directly or indirectly, has been furnished to Winn-Dixie by the nominees and directors.

     The board of directors recommends a vote FOR each of the nominees.



            BOARD OF DIRECTORS OF WINN-DIXIE STORES, INC.

                                                                                                     Has Been a
                                                                                                      Director
                     Name, Principal Occupation for                                 Age as of       Continuously
                   The Past Five Years, Directorships                             June 27, 2001        Since
                   ----------------------------------                             -------------        -----

                       CLASS I DIRECTOR NOMINEES
                       FOR TERMS EXPIRING IN 2004

A. Dano Davis - For more than the last five years, Chairman
of the board of Winn-Dixie; 1982 to November 1999 Principal
Executive Officer of Winn-Dixie; with Winn-Dixie since
1968; also a director of First Union Corporation ...............................         56             1981


T. Wayne Davis - For more than the last five years, a
private investor; with Winn-Dixie 1971-1987; Chairman of
the board of Transit Group, Inc.; also a director of Enstar
Group, Inc. and Modis Professional Services, Inc. ..............................         54             1981


Carleton T. Rider - August 1993 to date, Senior
Administrator, Mayo Foundation; 1985 to July 1993,
Administrator, Mayo Clinic Jacksonville; also a director of
St. Luke's Hospital, Jacksonville, Florida .....................................         56             1992


Charles P. Stephens - For more than the last five years,
Vice President, director and a principal stockholder of
Norman W. Paschall Co., Inc. (brokers, importers, exporters
and processors of textile fibers and by-products) ..............................         63             1982



     A. Dano Davis, T. Wayne Davis and the spouse of Charles P. Stephens are first cousins.



                                                                                                     Has Been a
                                                                                                      Director
                    Name, Principal Occupation for                                  Age as of       Continuously
                  the Past Five Years, Directorships                              June 27, 2001        Since
                  ----------------------------------                              -------------        -----

                    CLASS II DIRECTOR NOMINEE
                    FOR TERM EXPIRING IN 2003

Tillie K. Fowler - April 2001 to present, partner with the
law firm of Holland & Knight LLP, Washington, D.C. and
Jacksonville, FL; 1993-2001, member of the U.S. House of
Representatives; also a director of Florida Rock Industries,
Inc. ...........................................................................         58          January
                                                                                                       2001



                 INCUMBENT CLASS II DIRECTORS
                  WHOSE TERMS EXPIRE IN 2003


Allen R. Rowland - November 1999 to present, President and
Chief Executive Officer of Winn-Dixie; 1996 - 1997, President
and Chief Operating Officer of Smith's Food and Drug Centers,
Inc.; prior to 1996, Mr. Rowland held various positions with
Albertson's, Inc., including Senior Vice President/Regional
Manager from 1989 to 1996 ......................................................         57             1999





Ronald Townsend - 1996 to present, communications consultant;
1989-1996, President of Gannett Television Group, Gannett Co.,
Inc.; also a director of Alltel Corporation, Bank of America
Corporation and Rayonier Co., Inc. .............................................         59             2000



                                                                                                     Has Been a
                                                                                                      Director
                    Name, Principal Occupation for                                  Age as of      Continuously
                  The Past Five Years, Directorships                              June 27, 2001        Since
                  ----------------------------------                              -------------        -----

                    INCUMBENT CLASS III DIRECTORS
                     WHOSE TERMS EXPIRE IN 2002



Armando M. Codina - For more than the last five years, Chairman of the board and Chief Executive Officer of Codina Group, Inc.;
also a director of Quaker Oats Company, BellSouth Corporation,
AMR, Inc. and FPL Group, Inc. ..................................................         54             1987




Radford D. Lovett - For more than the last five years, Chairman of the board of Commodores Point Terminal Corporation; also a director of First Union Corporation, Florida Rock Industries,
Inc. and Patriot Transportation Holding, Inc. ..................................         67             1983




Julia B. North - June 1999 to present, telecommunications
consultant; October 1997 to June 1999, President and CEO of VSI
Enterprises, Inc.; April 1996 to October 1997, President of
Consumer Services, a business unit of BellSouth
Telecommunications, Inc.; for more than five years prior
thereto, Vice President of BellSouth Telecommunications, Inc.;
also a director of VSI Enterprises, Inc. and Mapics, Inc. ......................         53             1994

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth the beneficial ownership of Winn-Dixie's common stock by each person who, as of June 27, 2001, is known to Winn-Dixie to be the beneficial owner of 5% or more of the common stock:



    Name and Address              Amount and Nature of           Percent
   Of Beneficial Owner             Beneficial Ownership          of Class
   -------------------             --------------------          --------


   Davis Family(1)                         58,844,647              41.89%
   c/o D.D.I., Inc.
   4310 Pablo Oaks Court
   Jacksonville, FL 32224
----------
(1) Relatives of the four founders of Winn-Dixie, trusts, estates, corporations and other entities involving them and their associates (collectively, the "Davis Family") own beneficially for the Davis Family, directly or indirectly, the shares listed in this table. These shares include those listed for A. Dano Davis, T. Wayne Davis and Charles P. Stephens in the following table setting forth the beneficial ownership by directors, nominees and executive officers. As of June 27, 2001, 40,787,328 of these shares are beneficially owned directly or indirectly by D.D.I., Inc., a Florida corporation owned by the Davis Family. Shareholders of DDI have entered into an Agreement of Shareholders which includes rights of first refusal and establishes transfer restrictions on DDI's stock but does not include provisions relating to the voting or investment of the Winn-Dixie stock owned by DDI. The voting and investment power over the Winn-Dixie common stock owned by DDI is exercised by DDI's board of directors, which currently consists of A. Dano Davis, T. Wayne Davis, Charles P. Stephens and two other individuals. The agreement provides that a majority of the board of directors of DDI must consist of lineal descendents or spouses of lineal descendents of the four founders of Winn-Dixie.

                       SECURITIES OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership of Winn-Dixie's common stock by each of the directors and nominees, each of the executive officers named in the summary compensation table, and all of Winn-Dixie's directors and executive officers as a group as of June 27, 2001.


                                        Amount and Nature of
                                      Beneficial Ownership (1)
                                --------------------------------------

                                   Direct or          Indirect with                                               Total
                                 Indirect with        Shared Voting                           Phantom           (including
                                  Sole Voting         And Investment         Percent            Stock         Phantom Stock
Name of Beneficial Owner        and Investment            Power              of Class          Units(2)         Units)(2)
                                     Power
--------------------------      --------------        --------------       --------------    ----------        ----------------
Armando M. Codina...............       10,704                  ---              *               19,630             30,334
A. Dano Davis...................    1,299,659            8,405,792            6.91%              ---            9,705,451
T. Wayne Davis..................      376,232            2,049,605            1.73%              5,603          2,431,440
Tillie K. Fowler................          648                  ---              *                ---                  648
Radford D. Lovett...............        9,556                  ---              *               18,767             28,323
Julia B. North..................        3,144                  ---              *               10,514             13,658
Carleton T. Rider...............        3,857                  ---              *                2,733              6,590
Allen R. Rowland................      746,432                  ---             .53%              ---              746,432
Charles P. Stephens.............       22,823            2,647,089            1.90%              ---            2,669,912
Ronald Townsend.................          465                  ---              *                ---                  465
Raymond C. Lunn, Jr.............      121,706                  ---              *                                 121,706
Richard P. McCook...............      281,700                  ---             .20%                               281,700
August B. Toscano...............      111,450                  ---              *                                 111,450
E. Ellis Zahra, Jr. ............      208,994                  ---             .15%                               208,994
Directors and executive
   officers as a group
   (25 persons).................    3,945,279           13,102,486           12.14%             57,247         17,105,012
____________________
*Less than .1% of issued and outstanding shares of common stock of Winn-Dixie.

(1) Includes shares held by the wives and children of certain of the persons named, as to which such persons disclaim beneficial ownership. The numbers of such shares so disclaimed are as follows: T. Wayne Davis, 353,287; Radford D. Lovett, 148; Richard P. McCook, 14,792; Carleton T. Rider, 900; and Charles P. Stephens, 2,647,089. The holdings set forth above exclude 41,686,808 shares of Common Stock of Winn-Dixie, included in the Davis Family holdings shown on page 7 hereof, held by various entities as to which one or more of A. Dano Davis, T. Wayne Davis, Charles P. Stephens and Charles P. Stephens' wife have direct or indirect voting and/or investment powers, but no pecuniary interests, and as to which they disclaim beneficial ownership.

     Includes 141,659 shares of restricted stock awarded as long-term incentive awards pursuant to Winn-Dixie's restricted stock plan and the officer retention program, 1,825,218 shares of common stock under options granted pursuant to Winn-Dixie's key employee stock option plan and the officer retention program and 8,367 shares of common stock held indirectly through the Winn-Dixie Stores, Inc. profit sharing/401(k) plan. The shares of restricted stock and options are more fully described in the table on options on page 13 and in the Report of Compensation Committee on Executive Compensation beginning on page 15.

(2) Under the Winn-Dixie directors' deferred fee plan, non-employee directors may defer all or a portion of their directors' fees into either an income account or a stock equivalent account. If a director has elected to defer fees into a stock equivalent account, these phantom stock units are shown in this column. For more information on the directors' deferred fee plan, see "Directors' Fees" beginning on page 10.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Winn-Dixie's executive officers and directors, and persons who own more than ten percent of a registered class of Winn-Dixie's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish Winn-Dixie with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that no Forms 5 were required for them, Winn-Dixie believes that during Winn-Dixie's most recently completed fiscal year ended on June 27, 2001, all filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were met, except that due to an inadvertent oversight, a trust (to which certain Davis family members contributed all or a portion of their Winn-Dixie stock) and the trustee of this trust each filed a Form 3 that was 11 days late.

                      MEETINGS OF THE BOARD AND COMMITTEES

     During the most recently completed fiscal year, the board of directors held four regular meetings and took action by unanimous written consent in lieu of a meeting five times. The board of directors currently has audit, corporate governance and compensation committees. The corporate governance committee now performs the functions of the former nominating committee. All current directors attended at least 75% of the meetings of the board and of the committees on which they served.

     The following table summarizes the composition of each of the committees of the board and the number of times each met during the most recently ended fiscal year:

                                                                            Corporate
                                                         Audit              Governance       Compensation

Armando M. Codina                                        Member               Member            Chair
A. Dano Davis
T. Wayne Davis                                           Member
Tillie K. Fowler                                         Member               Member
Radford D. Lovett                                        Chair                Member
Julia B. North                                           Member               Chair             Member
Carleton T. Rider                                        Member               Member            Member
Allen R. Rowland
Charles P. Stephens                                      Member
Ronald Townsend                                          Member               Member

Number of meetings during year ended
June 27, 2001                                                 3                    2                 2

     The audit committee, whose members are not officers, employees, or retired employees of Winn-Dixie, reviews the scope and results of the audit, approves types of non-audit services provided to Winn-Dixie by Winn-Dixie's independent auditors and recommends selection of Winn-Dixie's independent auditors. It also reviews the scope of internal audits, systems of internal controls and accounting policies and procedures. The activities of the audit committee are described further in the Audit Committee Report beginning on page 18.

     The corporate governance committee reviews the selection criteria for directors and the selection of nominees to serve on the board of directors, evaluates the performance of the board of directors, together with the chairman, and develops, reviews, evaluates and makes recommendations to the board of directors with respect to corporate governance issues. The committee will consider nominations for directors from Winn-Dixie's shareholders. Any shareholder recommending a nomination should direct these recommendations to the committee care of Winn-Dixie's Secretary, at the address on the front cover of this proxy statement.

     The compensation committee approves Winn-Dixie's compensation strategy to ensure that management employees are awarded appropriately for their contributions to company growth and profitability and that the compensation strategy supports organization objectives and shareholder interests. The committee also establishes and reviews the salary, annual incentive, long-term incentive, and benefit plans for the chief executive officer and other officers and other management employees. The compensation committee, whose members are not officers, employees or retired employees of Winn-Dixie, establishes and reviews whether performance goals were met under applicable officer incentive compensation programs. The activities of the compensation committee are described further in the Report of Compensation Committee on Executive Compensation beginning on page 15.

                                 DIRECTORS' FEES

     Prior to October 4, 2000, each director was paid an annual retainer of $12,000, plus $3,000 for attendance at each regular meeting of the board of directors and at each committee meeting. Beginning October 4, 2000, each director who was a committee chair was paid an annual retainer of $27,000 and each other director was paid an annual retainer of $24,000 for serving as a director. The retainer was payable on a quarterly basis, one-half in cash and one-half in Winn-Dixie common stock issued pursuant to the stock plan for directors described below. In addition, each director was paid $1,500 for attendance at each regular meeting of the board of directors and at each committee meeting and $1,000 for each action by written consent in lieu of a meeting. Travel expenses of directors incurred in traveling to committee and board of directors' meetings were reimbursed by Winn-Dixie. Members of the board of directors who are employees were not paid director's fees or fees for attending committee meetings.

     A director may elect to defer payment of all or any part of the above fees until termination as a director under a deferred fee plan for directors. All fees that are deferred pursuant to this plan are credited, at the election of the director, to an income account paying interest equivalent to a national bank's prime rate of interest or to a stock equivalent account based on the closing market price of Winn-Dixie's common stock on the date the fees are earned. A director's interest in the deferred fee plan is payable only in cash in a single payment or in annual installments upon termination of service as a director. Directors Armando M. Codina, T. Wayne Davis, Radford D. Lovett and Julia B. North elected to participate in the deferred fee plan during all or part of the 2000-2001 fiscal year.

     On October 4, 2000, Winn-Dixie adopted a stock plan for non-employee directors. The plan reserves 500,000 shares of Winn-Dixie common stock for (1) direct grants to participants and (2) issuances upon exercise of options granted under the plan. During the 2000-2001 fiscal year, a total of 2,539 shares of Winn-Dixie common stock were awarded to directors under the plan in payment of that portion of the directors' annual retainer paid in Winn-Dixie stock. Each director who was a committee chairman was awarded stock each quarter with a value of $3,375 and each other director was awarded stock with a value of $3,000 based upon the trading price of Winn-Dixie's stock as of the date of issuance. Some of the directors entitled to these stock awards under the plan elected to receive, in lieu of the stock awards, a deferred cash contribution to the deferred fee plan. On October 4, 2000, each director was granted stock options under the stock plan that were exercisable immediately at a price of $14.25 (the trading price of such stock on the date of grant) as follows: 5,000 shares if the director was elected or re-elected at the October 4, 2000 annual shareholders' meeting or 2,500 shares if the director was not up for election or re-election. These options expire on January 15 following the 6th full fiscal year after grant. See Proposal 2 - Approval of Stock Plan for Directors beginning on page 18.

                             EXECUTIVE COMPENSATION

     Summary Compensation Table

     The following table sets forth information concerning the compensation of the Chairman, the Chief Executive Officer and the four other most highly compensated executive officers who served in such capacities as of June 27, 2001, which was the end of the last completed fiscal year.

                                            Annual Compensation       Long-term Compensation Awards(1)
                                            -------------------       --------------------------------

                                        Fiscal
                                      Year Ended                               Restricted                  Long-Term     All Other
    Name and                             Last                                     Stock                     Incentive      Compen-
Principal Position                     Wednesday                                 Award(4)       Options     Plan Payouts  sation(5)
                                        in June    Salary(2)($)  Bonus(3)($)      ($)             (#)          ($)           ($)
                                        -------    ------------  -----------      ---             ---          ---           ---

A. Dano Davis                            2001        255,618          -            -               -            -          10,211
Chairman of the Board                    2000        510,200          -            -               -            -          35,737
and former Principal                     1999        504,356          -            -               -            -          39,573
Executive Officer

Allen R. Rowland                         2001        735,000    1,185,485        275,631        177,423       91,875         -
President and Chief                      2000        421,795      210,000(6)       -            500,000         -            -
Executive Officer
(elected November 23,
   1999)

Richard P. McCook                        2001        383,472      529,980        137,619         88,591       45,875       20,711
Senior Vice President                    2000        350,000       65,000        349,986(7)     104,063(8)      -          21,996
and Chief Financial                      1999        245,000      115,000         55,120          7,432       35,478       17,975
Officer

E. Ellis Zahra, Jr                       2001        327,000      472,216        122,627         78,935       40,875       17,176
Senior Vice President                    2000        310,000       61,000        279,021(7)      82,953(8)      -          20,249
and General Counsel                      1999        235,000      101,000         52,879          7,128       34,320       18,517

August B. Toscano                        2001        300,000      352,581         75,000         48,278       25,000         -
Senior Vice President                    2000         50,000       42,500(6)     133,000(7)      50,000(8)      -            -
and Director of Human
Resources (elected May
1, 2000)

Raymond C. Lunn, Jr                      2001        238,783      328,067         47,386         30,499       15,793       10,835
Vice President and                       2000        230,000       28,545        183,984(7)      54,708(8)      -          26,396
Miami Division President                 1999        235,125       68,431         40,012          5,393         -          63,209


(1) Long-term compensation amounts are shown for years in which paid, although earned in the prior year.

(2) Includes compensation amounts earned during the fiscal year but deferred under Winn-Dixie's 401(k) plan and amounts contributed under Winn-Dixie's senior corporate officers' management security plan: (Mr. Davis, $6,845; Mr. Rowland, $15,438; Mr. McCook, $6,089; Mr. Zahra, $10,650; and Mr. Lunn, $4,928).

(3) Bonuses showing for the year 2001 were paid in August, 2001 but relate to services performed in fiscal year 2000-2001. Bonuses showing for the year 2000 were paid in August, 2000 but relate to services performed in fiscal year 1999-2000. Bonuses showing for the year 1999 were paid in August, 1999 but relate to services performed in fiscal year 1998-1999.

(4) Dividends are paid on restricted shares at the ordinary rate. Value is determined based upon the closing market price of Winn-Dixie's common stock on the date of grant. Certain of these restricted shares vest, if at all, over a period of three fiscal years from grant if certain performance goals are attained, while certain others vest over a five-year period with one-third of the shares vesting on each of the third, fourth and fifth anniversary of the grant date and certain others vest over a three-year period with one-third of the shares vesting on each of the first, second and third anniversary of the grant date (the first one-third having vested on June 15, 2001). The aggregate number of performance based restricted shares held and their value at June 27, 2001, were: Mr. Davis, no shares; Mr. Rowland, no shares; Mr. McCook, 3,729 shares, $96,395; Mr. Zahra, 3,188 shares, $82,410; Mr. Toscano, no shares; and Mr. Lunn, 2,226 shares, $57,542. The aggregate number of restricted shares that vest over a five year period and their value at June 27, 2001, were: Mr. Rowland, no shares; Mr. McCook, 13,125 shares, $339,281; Mr. Zahra, 10,464 shares, $270,494;
     Mr. Toscano, 8,000 shares,  $206,800; and Mr. Lunn, 6,900 shares, $178,365.
     The aggregate number of restricted shares that vest over a three year period and their value at June 27, 2001, were: Mr. Davis, no shares; Mr. Rowland, 12,672 shares, $327,571; Mr. McCook, 6,327 shares, $163,553; Mr.
     Zahra, 5,638 shares,  $145,742; Mr. Toscano, 3,448 shares, $89,131; and Mr.
     Lunn, 2,178 shares, $56,301. The values above do not reflect the risk of forfeiture.

(5) Amounts for 2001 include company matching payments to Winn-Dixie's profit sharing/401(k) plan for the 2000-2001 fiscal year of $3,404 for Mr. Davis, $4,974 for Mr. McCook, $4,540 for Mr. Zahra and $3,612 for Mr. Lunn. Also includes (a) company contributions to Winn-Dixie's supplemental retirement plan for the 2000-2001 fiscal year of $4,538 for Mr. Davis, $10,491 for Mr. McCook, $8,424 for Mr. Zahra and $4,815 for Mr. Lunn, and (b) matching payments under the supplemental retirement plan for the 2000-2001 fiscal year of $2,269 for Mr. Davis, $5,246 for Mr. McCook, $4,212 for Mr. Zahra and $2,408 for Mr. Lunn.

(6) Mr. Rowland and Mr. Toscano were employed at different times during the 1999-2000 fiscal year. The dollar amounts shown for their base salary and bonus relate to the partial year in which these officers were employed by Winn-Dixie.

(7) Includes restricted stock issued under Winn-Dixie's fiscal 2000 officer retention program.

(8) Includes options awarded under Winn-Dixie's fiscal 2000 officer retention program.



     Option Grants During the Fiscal Year Ended June 27, 2001

     The  following   table  sets  forth  all  options  to  acquire   shares  of
Winn-Dixie's  common stock granted to the named executive  officers  relating to the fiscal year ended June 27, 2001.

                                                                                          Potential Realizable Value at
                                                                                          Assumed Annual Rates of Stock
                                                                                              Price Appreciation for
                                 Individual Grants                                               Option Term (1)
---------------------------------------------------------------------------------------    -----------------------------------------

                                             Percent of
                              Number of    Total Options
                             Securities      Granted to
                             Underlying    Associates in     Exercise or
                               Options      Fiscal Year      Base price      Expiration
      Name                   Granted(2)         (%)            ($/Sh)           Date         5% ($)          10% ($)
      ----                   ----------         ---            ------           ----         ------          -------

  A. Dano Davis                   -              -                -              -              -               -

  Allen R. Rowland           177,423           18.54            14.50         1/15/07          986,783       2,345,449

  Richard P. McCook           88,591            9.26            14.50         1/15/07          492,721       1,171,132

  E. Ellis Zahra, Jr.         78,935            8.25            14.50         1/15/07          439,017       1,043,484

  August B. Toscano           48,278            5.04            14.50         1/15/07          268,510         638,213

  Raymond C. Lunn, Jr.        30,499            3.19            14.50         1/15/07          169,628         403,183
----------

(1) The potential realizable value amounts shown illustrate the values that might be realized upon exercise immediately prior to the expiration of their term using 5 percent and 10 percent appreciation rates set by the Securities and Exchange Commission, compounded annually. These amounts, therefore, are not intended to forecast possible future appreciation, if any, of Winn-Dixie's stock price. Additionally, these values do not take into consideration the provisions of the options providing for nontransferability, vesting requirements or termination of the options following termination of employment.

(2) The exercise price of these options was the market value of Winn-Dixie's common stock on the date of grant. The grant was at the end of the prior fiscal year, but related to the year ended June 27, 2001, and thereafter. The options are exercisable one-third annually beginning June 15, 2001, if the officer remains employed in a key employee position with Winn-Dixie.

     Option Exercises and Fiscal Year-End Values

     The following table sets forth all stock options exercised by the named executives during the fiscal year ended June 27, 2001, and the number and value of unexercised options held by such executive officers at fiscal year end.

                               Shares                       Number of Securities              Value of Unexercised
                             Acquired on     Value         Underlying Unexercised                In-the-Money
                              Exercise     Realized        Options at FY-End (#)            Options at FY-End ($)(1)
                                                           ---------------------            ------------------------
        Name                     (#)         ($)       Exercisable     Unexercisable     Exercisable       Unexercisable
        ----                     ---         ---       -----------     -------------     -----------       -------------

A. Dano Davis                     -           -            -                -                 -                   -
Allen R. Rowland                  -           -         559,141           118,282          $671,250          $1,342,501
Richard P. McCook                 -           -          47,985           164,101          $443,133          $1,102,137
E. Ellis Zahra, Jr.               -           -          41,022           139,994          $384,695            $941,485
August B. Toscano                 -           -          26,093            72,185          $274,906            $734,300
Raymond C. Lunn, Jr.              -           -          19,869            70,731          $172,152            $457,771

_____________
(1) The closing price of Winn-Dixie's common stock of $25.85 as reported on the New York Stock Exchange composite tape on June 27, 2001, less the exercise price, was used in calculating the value of unexercised options. The exercise price for the presently exercisable shares held by Mr. Rowland is $27.00 per share for 500,000 shares and $14.50 per share for 59,141 shares.


     Employment Agreement with the President and Chief Executive Officer

     On November 23, 1999, Winn-Dixie entered into an employment agreement with Allen R. Rowland to secure his services as Winn-Dixie's President and Chief Executive Officer. The employment agreement provides for an initial three-year term, with automatic one-year renewals unless Winn-Dixie or Mr. Rowland gives notice of non-renewal. If the employment agreement is earlier terminated by Winn-Dixie for any reason other than "cause," death or disability, or by Mr. Rowland for "good reason," Mr. Rowland would be entitled to: (i) payment of three times the sum of the annual base salary being paid to Mr. Rowland at the time of termination plus the target annual bonus for the year in which the termination occurs, (ii) payment of Mr. Rowland's target entitlements under all long-term incentive compensation plans as if he were employed on the relevant payment dates and the target goals had been achieved, (iii) all benefits under Winn-Dixie's welfare benefit plans for 36 months from the date of termination, and (iv) the acceleration of vesting rights and rights to exercise with respect to all outstanding stock options and restricted stock. Cause is defined in the employment agreement to include willful misconduct materially injurious to Winn-Dixie or the conviction of, or pleading guilty or nolo contendere to, a felony involving moral turpitude.

     Mr. Rowland's compensation under the employment agreement includes (i) an annual base salary of at least $700,000, which may be adjusted annually by the board, (ii) an initial bonus of $210,000 paid on June 28, 2000 and an annual bonus of up to 120% of his salary, based on the degree of achievement of performance goals established by the board at the beginning of each fiscal year,
(iii) an option to purchase 500,000 shares of Winn-Dixie's common stock, 50% of which was exercisable on the date of grant and 50% of which became exercisable on November 23, 2000, and (iv) such other benefits as executive officers of Winn-Dixie normally receive, including stock under Winn-Dixie's restricted stock plan and options under Winn-Dixie's key employee stock option plan.

     If the aggregate payments made and benefits provided to Mr. Rowland pursuant to the employment agreement and any other payments and benefits provided to Mr. Rowland from Winn-Dixie (or its successors or assigns or an entity that effectuates a change in control) that constitute parachute payments as defined in 280G of the Internal Revenue Code would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Rowland would be entitled to receive an additional "gross-up" payment. The gross-up payment would be in an amount such that after payment by Mr. Rowland of all taxes (including interest or penalties) imposed on the gross-up payment, Mr. Rowland would retain from the gross-up payment an amount equal to the excise tax imposed upon the parachute payments.

     The employment agreement prohibits Mr. Rowland from disclosing at any time confidential information relating to Winn-Dixie without Winn-Dixie's prior written consent. Mr. Rowland is also subject to non-competition and non-solicitation obligations after his employment termination.

Termination of Employment Arrangements

     Upon the retirement of James Kufeldt as President of Winn-Dixie on August 31, 1999, Winn-Dixie entered into an agreement whereby Mr. Kufeldt will perform consulting services for Winn-Dixie on an as-needed basis over a three-year period. The agreement contains provisions that prohibit Mr. Kufeldt from disclosing confidential information, competing with Winn-Dixie and soliciting company employees, customers or suppliers during the term of the agreement. In accordance with the agreement, Mr. Kufeldt received payments of $45,760 on August 31, 1999, $400,000 on July 1, 2000 and $400,000 on July 1, 2001. No
further cash payments are required under the employment agreement and Mr. Kufeldt's consulting obligations will expire on August 31, 2002.

Change in Control Arrangements

     Winn-Dixie's restricted stock plan and key employee stock option plan were amended in August, 1999 to provide that the restricted stock will vest immediately and the options will be exercisable immediately upon a change in control. A change in control is defined under the plans to include (i) any person (excluding the Davis Family, a Winn-Dixie employee benefit plan or an entity owned by substantially all of Winn-Dixie's shareholders) becoming the beneficial owner of at least 25% of Winn-Dixie's outstanding voting stock and in an amount in excess of that owned by the Davis Family, (ii) a merger, consolidation, liquidation, or dissolution of Winn-Dixie or the sale of substantially all of the assets of Winn-Dixie unless substantially all of Winn-Dixie's shareholders prior to such transaction own more than 50% of the outstanding common stock and the combined voting power of the stock entitled to vote in the election of directors of the post-transaction corporation, or (iii) a failure of directors elected by the shareholders or nominated by the board of directors at the beginning of any 24 consecutive month period to continue to constitute a majority of the board of directors after such period.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of Winn-Dixie's compensation committee during the most recently completed fiscal year were Armando M. Codina, Chairman, and Radford D. Lovett, Carleton T. Rider, Julia B. North and Ronald Townsend. During such time, no member of the compensation committee was a current or former officer or employee of Winn-Dixie and no executive officer of Winn-Dixie served as a director or as a member of the compensation or equivalent committee of another entity, one of whose executive officers served as a director of Winn-Dixie or on Winn-Dixie's compensation committee.

     Notwithstanding anything to the contrary set forth in any of Winn-Dixie's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporated future filings, including this proxy statement, the following sections titled "Report of Compensation Committee on Executive Compensation" and "Stock Performance Graph" shall not be incorporated by reference into any such filings.

     REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The officer compensation program for fiscal year 2000-2001, effective June 29, 2000, was comprised of base salary, annual incentive bonuses and long-term incentives established pursuant to a restricted stock plan and a key employee stock option plan. Because of the uncertainties and significant workload associated with the corporate restructuring of Winn-Dixie during the prior fiscal year, it was determined that retaining and motivating Winn-Dixie's key employees and attracting new key employees was critical to the success of Winn-Dixie. Therefore, Winn-Dixie continued to follow the retention and attraction program adopted by Winn-Dixie in January, 2000 by increasing the base salary of certain key employees, allowing for additional grants of restricted stock and stock options to certain current and new key employees with vesting provisions contingent upon continued employment for certain periods of time. The officer compensation program continued to reflect the Company's compensation philosophy of fairly compensating executives for their performance and contributions to Winn-Dixie and of motivating executives to achieve Winn-Dixie's performance goals, while at the same time recognizing the need to retain and attract high quality employees to critical positions in a competitive hiring market.

Base Salary and Annual Incentives

     The 2000-2001 officer compensation program is composed of comparatively conservative salaries and competitive annual incentives that were determined by the compensation committee on August 9, 2000. Base compensation under the 2000-2001 officer compensation program was based primarily upon competitive market data, with positions assigned to ranges based on such data. The compensation committee reviewed and the board of directors approved the increase in the base salaries for certain key employees, such as the chief executive officer and other named officers.

     The performance goals for annual incentive awards were based on how actual performance of Winn-Dixie compared to sales and pre-tax profit goals set forth in a business plan adopted at the beginning of the fiscal year. Sales targets (but not pre-tax profit targets) were adjusted to reflect the effect of stores closed and retrofitted as part of Winn-Dixie's restructuring that occurred during the prior fiscal year. Additionally, sales and profits from acquisitions during the fiscal year were excluded. Each officer was assigned a threshold, target and superior incentive opportunity as a percentage of salary. Cash awards could range from 0% to 200+% of the officer's target incentive opportunity. The actual award was determined by a performance review that included performance of the officer's business unit, overall performance and results of Winn-Dixie, and an assessment of the officer's contribution to those results.

Long-Term Incentives

     Under the 2000-2001 officer compensation program, Winn-Dixie provided its officers with an opportunity to earn shares of Winn-Dixie's common stock and contingent cash payments through a restricted stock plan. The restricted stock plan was designed to motivate Winn-Dixie's officers to make decisions and to act in the best interest of Winn-Dixie's shareholders by providing awards that grow in value with the long-term success of Winn-Dixie. To assure, to the extent practical, the continued employment and motivation of Winn-Dixie's key employees and the attraction of new key employees, Winn-Dixie issued grants of restricted stock that vest after certain periods of continued employment with Winn-Dixie. Winn-Dixie granted restricted stock awards to certain key employees with one-third of the restricted stock vesting each year beginning on June 15, 2001. Winn-Dixie also issued restricted stock under the plan to some key employees hired during the fiscal year with 20% of the stock awarded vesting each year beginning on the first anniversary date of the employee's employment following the grant of the restricted stock, if the key employee was still employed in a key position. All recipients of restricted stock grants are eligible to receive a contingent cash payment equal to the initial grant value of their restricted shares that vest, if such shares actually vest. The cash payment is designed to encourage continued ownership of these shares by satisfying all or a portion of the federal and state income tax obligations of the recipient resulting from receipt of such restricted stock.

     Winn-Dixie's key employee stock option plan allows stock options to be granted to officers and other key employees selected by the compensation committee. Pursuant to Winn-Dixie's desire to attract and retain employees and its long term compensation philosophy, Winn-Dixie amended its key employee stock option plan effective August 9, 2000 to give the committee greater discretion on determining when options issued under the key employee stock option plan become exercisable. As amended, the performance goal requirements for vesting under the key employee stock option plan are determined in the sole discretion of the compensation committee and the date of exercise is determined in the discretion of the compensation committee.

     Options were granted under the key employee stock option plan for fiscal year 2000-2001 to certain key employees and become exercisable upon certain requirements being met. The stock options were granted to certain key employees as part of the officer compensation program to assure, to the extent practical, the continued employment and motivation of its current key employees and to attract and retain new key employees. Winn-Dixie granted options to certain key employees during the year with one-third of these options becoming exercisable each year beginning June 15, 2001, if the key employee remained employed in his or her position. Winn-Dixie also granted stock options to certain key employees hired during the fiscal year under a new sign-on retention program. Twenty percent of these options vest each year beginning on the first anniversary date of the employee's employment, if the employee remains employed in his or her key position.

CEO Compensation

     Allen R. Rowland, the President and Chief Executive Officer of Winn-Dixie, is provided compensation comprised of base salary, incentive compensation and benefits set forth in the employment agreement between Winn-Dixie and Mr. Rowland dated November 23, 1999. Pursuant to this employment agreement, during fiscal year 2000-2001, Mr. Rowland received $735,000 in annual base salary and a bonus of $1,185,485. Mr. Rowland did not participate in the Annual Incentive Plan under the 2000-2001 officer compensation program. However, in accordance with Mr. Rowland's employment agreement, Mr. Rowland participated in and received restricted stock under the restricted stock plan and participated in and was awarded options under the key employee stock option plan. These stock and option awards are listed in the summary compensation table on page 11.

Other

     Also included in Winn-Dixie's compensation for its executive officers are various employee benefits. Generally, the benefits offered to such persons serve a different purpose than do the other components of compensation, such as providing protection against financial loss that can result from illness, disability or death. Benefits offered to these employees are mainly those that are offered to Winn-Dixie's other employees, with some variation primarily to promote tax efficiency and replacement of benefit opportunities lost due to regulatory limits.

Section 162(m)

     Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, generally precludes a public corporation from taking a federal income tax deduction for compensation paid in excess of $1 million per year to certain covered officers. Under this section, compensation does not include performance-based compensation, provided certain conditions are satisfied. Covered officers would include Winn-Dixie's President and Chief Executive
Officer and each of the four other highest paid executive officers named each year in the summary compensation table in the proxy statement. Winn-Dixie's shareholders previously have approved terms of the key employee stock option plan and the restricted stock plan to give the compensation committee the flexibility to grant options and issue restricted stock awards that may, in the committee's discretion, either qualify as performance-based compensation or not. The compensation committee retains the authority to authorize the payment of compensation that may not be deductible if it believes such payments would be in the best interest of Winn-Dixie and its shareholders. The committee determined, after analysis of the competitive practices and a thorough review of alternatives, that it was appropriate and in the best interest of Winn-Dixie to pay Mr. Rowland non-performance based compensation in excess of $1,000,000. This action may cause a portion of Mr. Rowland's compensation to exceed the $1,000,000 deductibility limit.

     This  report is  submitted  by the members of the  compensation  committee:
Chairman, Armando M. Codina, Radford D. Lovett, Julia B. North, Carleton T. Rider, and Ronald Townsend.

                             STOCK PERFORMANCE GRAPH

     The following graph sets forth the yearly percentage change in the cumulative total shareholder return on Winn-Dixie's common stock during the preceding five fiscal years ended June 27, 2001, compared with the cumulative total returns of the S & P 500 Index and the S & P Retail (Food Chains) Index. The comparison assumes $100 was invested on June 30, 1996, in Winn-Dixie's common stock and in each of the foregoing indices and assumes reinvestment of dividends.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
               AMONG WINN-DIXIE STORES, INC., THE S & P 500 INDEX
                AND THE S&P RETAIL STORES (FOOD CHAINS) INDEX (1)

  Starting
    Basis
         1996        1997        1998         1999        2000        2001
         $100        $108        $152         $113         $46         $88
         $100        $135        $175         $215        $231        $197
         $100        $109        $154         $166        $127        $136

         Assumes initial investment of $100 and reinvestment of dividends.
         Note: Total returns based on market capitalization.

Data and chart furnished by Zacks Investment Research, Inc.
_______________
(1) Includes, but is not limited to, the following companies: Albertson's, Great A&P, Kroger, Safeway and Winn-Dixie.


                 INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

     In the fiscal year ended June 27, 2001, Winn-Dixie retained the law firm Holland & Knight LLP for representation in various tax matters. Tillie K. Fowler, a director of Winn-Dixie and a nominee to be elected as a Class II director, currently is and has been a partner of Holland & Knight LLP since April, 2001. Holland & Knight LLP was paid an aggregate amount of $102,724.48 for its services to Winn-Dixie during the fiscal year ended June 27, 2001.

                             AUDIT COMMITTEE REPORT

     The audit committee of the board is responsible for, among other things, appointing the independent auditors of Winn-Dixie and providing independent, objective oversight of Winn-Dixie's accounting functions and internal controls. The audit committee is composed of seven directors, each of whom is independent as defined by the New York Stock Exchange's listing standards. The audit committee operates under a written charter adopted by the board of directors in April 2000.

     Management is responsible for Winn-Dixie's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of Winn-Dixie's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The audit committee's responsibility is to monitor and oversee these processes.

     In connection with these responsibilities, the audit committee met with management and the independent accountants to review and discuss the June 27, 2001 financial statements. The audit committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (communication with audit committees). The audit committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (independence discussions with audit committees), and the audit committee discussed with the independent accountants that firm's independence.

     Based upon the audit committee's discussions with management and the independent accountants, and the audit committee's review of the representations of management and the independent accountants, the audit committee recommended that the board of directors include the audited consolidated financial statements in Winn-Dixie's annual report on Form 10-K for the year ended June 27, 2001, filed with the Securities and Exchange Commission.

     This report is submitted by the members of the audit committee: Radford D. Lovett, Chairman, Armando M. Codina, Tillie K. Fowler, Julia B. North, Carleton
T. Rider, Charles P. Stephens and Ronald Townsend.

                PROPOSAL 2 - APPROVAL OF STOCK PLAN FOR DIRECTORS

     The board of directors recommends a vote FOR Proposal 2.

     On October 4, 2000, Winn-Dixie adopted the Winn-Dixie Stores, Inc. stock plan for non-employee directors. The purpose of the plan is to attract and retain persons of ability for Winn-Dixie's board, to motivate and reward directors for their service on the board, to encourage directors to exert their best efforts on behalf of Winn-Dixie and to further opportunities for stock ownership by such individuals in order to increase their proprietary interest in Winn-Dixie. Winn-Dixie determined that a greater equity interest held by the directors would provide greater incentive to the directors to act in the best interests of the shareholders. Although shareholder approval is not required for adoption of the plan, shareholder approval of stock plans for directors is recommended by the New York Stock Exchange. In addition, the plan was adopted by the directors who benefit under the plan. Accordingly, Winn-Dixie's shareholders are being asked to approve the adoption of the plan. In the event that Winn-Dixie's shareholders do not approve the adoption of the plan, the board of directors will reconsider whether the plan should continue in full force and effect and whether shares issued and options granted under the plan should remain outstanding and in full force and effect.

     There are 500,000 shares of Winn-Dixie's common stock authorized to be granted directly to non-employee directors and to be reserved for issuance upon the exercise of options granted under the plan. As of June 27, 2001, a total of 2,539 shares have been issued and 20,000 shares have been reserved for issuance upon the exercise of options granted under the plan, leaving a total of 477,461 shares remaining available for direct issuance or options under the plan.

Currently, there are eight non-employee directors of Winn-Dixie who participate in the plan. As of August 16, 2001, the closing price of Winn-Dixie's common stock on the New York Stock Exchange was $24.11.

Description of Stock Plan for Directors

     The following summary of the stock plan for directors, as proposed to be approved by the shareholders, is qualified in its entirety by reference to the text of the stock plan, which is attached hereto as Exhibit A. Under the plan, the corporate governance committee, which is composed of two or more outside directors, may issue stock or plan options for the purchase of stock at any time and from time to time to eligible directors. The board of directors has complete authority to appoint, remove and replace members of the corporate governance committee at any time. Eligible directors include all non-employee directors serving on Winn-Dixie's board of directors.

     Under the plan, shares of Winn-Dixie's common stock are available either for direct grant to participants or for issuance pursuant to the exercise of stock options awarded under the plan. All shares issued pursuant to the terms of the plan are registered shares pursuant to a registration statement on Form S-8 filed with the SEC on November 21, 2000. The plan is not a qualified plan within the meaning of the Internal Revenue Code and is not subject to the provisions of ERISA.

     Under the terms of the plan, direct grants of Winn-Dixie stock may be made to non-employee directors at any time and from time to time as determined in the sole discretion of the committee. The committee has complete discretion in determining the number of shares to be awarded to each eligible director and, consistent with the provisions of the plan, in determining the terms and conditions, if any, pertaining to such awards.

     Options to purchase common stock may be granted to eligible directors at any time and from time to time, as determined by the committee. The committee has complete discretion in determining the number of shares subject to each option granted and the price at which such option may be exercised and, consistent with the provisions of the plan, in determining the terms and conditions pertaining to such option. Options are exercisable at such times and subject to such restrictions and conditions as the committee determines.

     The price at which common stock underlying a stock option may be purchased is payable in the manner determined by the committee including, but not limited to, in cash or by tendering previously acquired shares of Winn-Dixie stock having an aggregate fair market value at the time of exercise equal to the total price payable upon exercise of the stock option. The committee also determines at the time of grant the extent to which an eligible director holding a stock option will have the right to exercise such stock option following the termination of the director's service on the board of directors. Such provisions need not be uniform among all options granted pursuant to the plan. However, unless otherwise determined by the committee, each stock option will expire on the earliest of (i) the full exercise of the stock option, (ii) the expiration of the stock option's term as established at the time of the grant, (iii) three months following the date of termination of service on the board of directors for a reason other than the director's death or disability, provided the stock option was exercisable on the date of such termination, and (iv) one year following the director's death or disability, provided the stock option was exercisable on the date of the director's death or disability. Unless otherwise determined by the committee, if a director's service on the board of directors terminates for any reason, any stock options held by such director which are not exercisable on the date of termination of service terminate immediately.

     Except as determined by the committee, all stock options granted under the plan may be exercised during the option term only during the director's life time and only by such director and no stock option granted may be sold, transferred, pledged, assigned or otherwise alienated other than by will or by the laws of descent and distribution. The plan contains anti-dilution provisions providing that in the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split or reverse stock split, share combination, share exchange or other change in the corporate structure of Winn-Dixie affecting the common stock, the remaining number of shares that may thereafter be sold pursuant to the plan and the remaining number of shares that may thereafter be made the subject of options granted to any director pursuant to the plan, shall be appropriately adjusted.

     The board of directors has the power at any time to amend or repeal any of the provisions of the plan, to suspend the operation of the plan in its entirety or any provision or provisions of the plan, or terminate the plan in whole or in part. No such amendment, repeal, suspension or termination may in any way affect the rights of holders of options or shares previously granted unless such amendment, repeal, suspension or termination is required by applicable law.

Federal Income Tax Consequences

     A director who receives a direct grant of common stock will recognize ordinary income in the amount of the fair market value of such shares on the date of receipt. Options granted under the plan will not qualify as incentive stock options under the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

     Upon exercise of an option, a director will recognize ordinary income in an amount equal to the difference of the fair market value of the shares acquired on the date of exercise over the exercise price paid by the director for the shares. Winn-Dixie will be entitled to a deduction in an amount equal to the amount included in the ordinary income of the director exercising such option. If a director pays the exercise price of the option solely in cash, the director's tax basis in the shares purchased is equal to the sum of the cash paid plus the amount includable in the director's gross income as a result of the exercise. If the director pays the exercise price with shares of Winn-Dixie's common stock, the director should not recognize capital gain or loss on the shares delivered in payment of the exercise price and the director's basis in the shares purchased upon exercise of the option will equal the director's aggregate basis in the shares exchanged plus any amount includable in the director's gross income as a result of the exercise.

     A director who disposes of shares acquired upon exercise of an option will recognize capital gain or loss in an amount equal to the difference between the amount realized on the disposition and the director's tax basis in the shares (i.e., the exercise price plus the amount, if any, taxed as ordinary income upon exercise of the option). This capital gain or loss will be short term or long-term capital gain or loss depending on certain factors including how long the shares have been held from the date of exercise. Winn-Dixie will not be entitled to a deduction upon such disposition.

     The board of directors recommends a vote FOR Proposal 2.

                   PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The board of directors recommends a vote FOR Proposal 3.

     Action is to be taken at the annual meeting of shareholders with respect to the ratification of the appointment of KPMG LLP by the board of directors of Winn-Dixie as independent public accountants to audit the financial statements of Winn-Dixie for the fiscal year beginning June 28, 2001. KPMG LLP has been employed by Winn-Dixie for many years to examine its books and accounts and for other purposes, for which services KPMG's customary fees have been paid.

     Representatives of KPMG LLP are expected to be present at the annual meeting and will have an opportunity to make such statements as they may desire. These representatives are expected to be available to respond to appropriate questions from shareholders.

     The following table provides information relating to the fees billed to Winn-Dixie by KPMG LLP for the year ended June 27, 2001.

          Audit fees1                                             $345,000
          All other fees2                                         $222,550

The board of directors recommends a vote FOR Proposal 3.
_________________________
1 Audit fees include all fees and out-of-pocket expenses for services in connection with the annual audits and review of quarterly financial statements for Winn-Dixie.

2 All other fees include fees and expenses for tax services, the review of certain documents Winn-Dixie filed with the SEC, audits of the profit sharing/401(k) plan and an audit of Bahamas Supermarkets Limited. The audit committee discussed these services with KPMG LLP and determined that their provision would not impair KPMG LLP's independence. There were no fees paid to KPMG LLP for financial information systems design and implementation.

                  SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Shareholders are hereby notified that if they wish a proposal to be included in Winn-Dixie's proxy statement and form of proxy relating to the 2002 annual meeting of shareholders, a written copy of their proposal must be received at Winn-Dixie's principal executive offices, 5050 Edgewood Court, Jacksonville, Florida 32254-3699, no later than May 8, 2002. To ensure prompt receipt by Winn-Dixie, proposals should be sent by certified mail return receipt requested. Proposals must comply with the proxy rules relating to shareholder proposals in order to be included in Winn-Dixie's proxy materials. Shareholders who wish to submit a proposal for consideration at Winn-Dixie's 2002 annual meeting of shareholders but who do not wish to submit the proposal for inclusion in Winn-Dixie's proxy statement must deliver a copy of their proposal to Winn-Dixie at its principal executive offices, 5050 Edgewood Court, Jacksonville, Florida 32254-3699, no later than July 22, 2002.

                                  MISCELLANEOUS

     As of the date of this proxy statement, management does not know of any other matter that will come before the meeting. In the event that any other matter properly comes before the meeting and Winn-Dixie did not receive notice of such matter by July 22, 2001, then the persons named in the enclosed form of proxy will be deemed to have discretionary authority to vote all proxies in accordance with their judgment on such matter.

                                           By Order of the board of directors,


                                                     /s/ Judith W. Dixon
                                                     -------------------
                                                         Judith W. Dixon
                                                          Secretary
September 5, 2001

Please sign and return the enclosed proxy promptly. Alternatively, you may give a proxy electronically or by telephone by following the instructions on your proxy card or in the proxy statement. If you decide to attend the meeting, you may, if you wish, revoke the proxy and vote your shares in person.

                                   EXHIBIT "A"


                             Winn-Dixie Stores, Inc.
                            Stock Plan for Directors


Article 1.   Purpose

     The purpose of the Winn-Dixie Stores, Inc. Stock Plan for Directors (the "Plan") is to further the success of Winn-Dixie Stores, Inc. (the "Company") by making available shares of common stock of the Company to members of the Company's board of directors (the "Board"), to attract and retain persons of ability, to motivate and reward directors for their service on the Board, to encourage directors to exert their best efforts on behalf of the Company, and to further opportunities for stock ownership by such individuals in order to increase their proprietary interest in the Company. The Plan provides both for the direct grant of shares of Company common stock and for the grant of options to purchase such shares.

Article 2.   Definitions

     For purposes of the Plan, the following terms shall have the definition attributed to them, unless another definition is clearly indicated by a particular usage and context.

       2.1.  Award means an Option or a direct  award of Shares  pursuant to the
             -----
Plan.

       2.2.  Board means the Company's Board of Directors.
             -----

       2.3.  Code means the Internal Revenue Code of 1986, as amended.
             ----

       2.4.  Committee means the committee of at least two persons  appointed by
             ---------
the Board, each of whom shall be an outside director of the Company.

       2.5.  Company means  Winn-Dixie  Stores,  Inc.,  and its  successors  and
             -------
assigns.

       2.6.  Eligible  Person means a director who is eligible to participate in
             ----------------
the Plan, as set forth in Article 5 herein.

       2.7.  Fair Market Value means,  as of any date, the fair market value  of
             -----------------
a Share, as determined by the Committee in good faith.

       2.8.  Nonqualified  Stock Option means any Option  granted under the Plan
             --------------------------
which does not qualify as an "incentive stock option," as that term is defined in Section 422 of the Code.

       2.9.  Option means the right to purchase from the Company a stated number
             ------
of Shares at a specified price.

       2.10. Option  Agreement  means  an agreement  entered into by and between
             -----------------
each Optionee and the Company, which sets forth the terms and provisions applicable to the Optionee's Option.

       2.11. Optionee  means  an individual who has been awarded an Option under
             --------
the Plan.

       2.12. Option  Exercise Price means the price at which a Share  underlying
             ----------------------
an Option may be purchased, as set forth in the Option Agreement.

       2.13. Optioned Shares means Shares subject to outstanding Options.
             ---------------

       2.14. Plan means the Winn-Dixie Stores, Inc. Stock Plan for Directors.
             ----

       2.15. Share  means  one share,  $1.00 par value,  of common  stock of the
             -----
Company.

Article 3.   Administration

       3.1.  The Committee. The Plan shall be administered by the Committee.
             -------------

       3.2.  Authority of the  Committee.  The  Committee  shall have full power
             ---------------------------
except as limited by law, the Articles of Incorporation or the Bylaws of the Company, subject to such other restricting limitations or directions as may be imposed by the Board and subject to the provisions herein, to grant Awards; to determine the terms and conditions of such Awards; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 8 herein) to amend the terms and conditions of any outstanding Awards and/or Option Agreements. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder. No member of the Board or the Committee shall be liable for any action, inaction or determination made in good faith with respect to the Plan or any Award granted under the Plan.

       3.3.  Restrictions on  Distribution of Shares and Share  Transferability.
             -------------------------------------------------------------------
Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any Shares under the Plan unless such delivery would comply with all applicable laws (including, but not by way of limitation, the Securities Act of 1933 (the "1933 Act")) and applicable requirements of any securities exchange or similar entity and unless the Award recipient's tax obligations, if any, have been satisfied pursuant to Article 9. The Committee may require each Award recipient acquiring Shares pursuant to an Option or direct Share award to represent to and agree with the Company in writing that he or she is acquiring the Shares without a view to distribution thereof. The Committee may impose such restrictions on any Shares acquired pursuant to Awards under the Plan as it may deem advisable, including, without limitation, restrictions to comply with applicable Federal securities laws, with the requirements of any stock exchange or market upon which such Shares are then listed and/or traded and with any blue sky or state securities laws applicable to such Shares.

       3.4.  Decisions  Binding.  All  determinations  and decisions made by the
             ------------------
Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders, Optionees and their estates and beneficiaries.

       3.5.  Costs.  The Company  shall pay all costs of  administration  of the
             -----
Plan.

Article 4.   Shares Subject to Plan

       4.1.  Number of Shares.  Subject to Section  4.2,  the maximum  number of
             ----------------
Shares available for Awards under the Plan shall be 500,000. Shares underlying lapsed or forfeited Options may be reused for other Options. Shares granted pursuant to the Plan may be (a) authorized but unissued Shares of common stock, or (b) issued Shares reacquired by the Company at any time.

       4.2.  Adjustments in Authorized  Shares and Options.  In the event of any
             ---------------------------------------------
merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares that may be delivered under the Plan, the number and class of shares subject to outstanding Options and an Option's Exercise Price, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

Article 5.   Participation

     Persons eligible to participate in the Plan and to receive Awards under the Plan ("Eligible Persons") include all outside directors serving on the Board.

Article 6.   Terms and Conditions of Direct Awards of Shares

     Subject to the terms and conditions of the Plan, direct awards of Shares may be made to an Eligible Person at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Shares to be awarded to each Eligible Person and, consistent with the provisions of the Plan, in determining the terms and conditions, if any, pertaining to such Share awards.

Article 7.   Terms and Conditions of Options

       7.1.  Grant of Options.  Subject to the terms and conditions of the Plan,
             ----------------
Options may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Eligible Person and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Options. Options granted under the Plan shall be Nonqualified Stock Options.

       7.2.  Option Agreement. Each Option grant shall be evidenced by an Option
             ----------------
Agreement, which shall specify the Option Exercise Price, the term of the Option, the number of Shares to which the Option pertains, the vesting schedules of Options, and such other provisions as the Committee shall determine.

       7.3.  Exercise of and Payment for Options.
             -----------------------------------

             (a) Options granted under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Committee shall determine. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by provision for full payment for the Shares.

             (b) The Option Exercise Price shall be payable in such manner as may be deemed permissible by the Committee from time to time (provided such manner of payment is permitted by applicable law) including, but not limited to, payment (i) in cash or its equivalent, and (ii) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price (provided such Shares have been held by the Optionee for the period of time specified by the Committee prior to tender).

       7.4.  Termination.
             -----------

             (a) Each Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee's service on the Board. Such provisions shall be determined in the sole discretion of the Committee (subject to applicable law), shall be included in the Option Agreement, need not be uniform among all Options granted pursuant to the Plan or among Optionees, and may reflect distinctions based on the reasons for termination.

             (b) Notwithstanding the foregoing, unless provided otherwise in an Optionee's Option Agreement, and subject to the Committee's discretion to determine otherwise at any time, each Option or any portion of an Option shall expire on the earliest of (i) the full exercise of the Option, (ii) the expiration of the Option's term (as set forth in the Option Agreement), (iii) three (3) months following the date of termination of service on the Board for a reason other than the Optionee's death or Disability, provided the Option was vested and exercisable on the date of such termination; and (iv) one (1) year following the Optionee's death or Disability, provided the Option was vested and exercisable on the date of the Optionee's death or Disability.

             (c) Unless provided otherwise in an Optionee's Option Agreement, and subject to the Committee's discretion to determine otherwise at any time, if the Optionee's services on the Board are terminated for any reason, any Option held by such Optionee, to the extent unvested, shall immediately terminate.

       7.5.  Transferability of Options.  Except as otherwise  determined by the
             --------------------------
Committee, all Options granted to an Optionee under the Plan shall be exercisable during the Optionee's lifetime only by such Optionee, and no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

       7.6.  Option Exercise Price. Each Option's Option Exercise Price shall be
             ---------------------
determined in the sole discretion of the Committee.

       7.7.  Rights as a Shareholder.  Except as otherwise required by this Plan
             -----------------------
or the terms of an Option Agreement, an Optionee shall have no rights as a shareholder with respect to any Optioned Shares until the date of the issuance of a stock certificate to the Optionee for such Shares.

       7.8.  Other Provisions. Options authorized under the Plan may contain any
             ----------------
other provisions or restrictions as the Committee in its sole and absolute discretion shall deem advisable. The Company may place such restrictive legends on stock certificates representing Shares as the Company, in its sole discretion, deems necessary or appropriate to reflect restrictions under the securities laws or this Plan.

Article 8.   Rights of Optionees

       8.1.  Rights to Continue  Service on Board.  Nothing in the Plan or in an
             ------------------------------------
Option Agreement shall confer or guarantee upon any Plan participant any right to continue to serve as a director of the Board.

       8.2.  Participation.  No Eligible Person shall be guaranteed the right to
             -------------
be selected to receive an Award under the Plan, or, having been so selected, to receive future Awards.

Article 9.   Alteration, Amendment, Suspension and Termination

       9.1.  Alteration,  Amendment, Suspension and  Termination. The Board may,
             ---------------------------------------------------
at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part.

       9.2.  Options Previously Granted. No alteration, amendment, suspension or
             --------------------------
termination of the Plan shall adversely affect in any material way any Option previously granted under the Plan without the written consent of the Optionee holding such Option, unless alteration, amendment, suspension or termination is required by applicable law. For purposes of this Section 9.2, an adjustment made in good faith pursuant to Article 4 hereof shall not be deemed to have adversely affected an Option previously granted hereunder.

Article 10.  Withholding

     If applicable, the Company shall have the power and the right to deduct or withhold, or require an Optionee to remit to the Company, an amount (including any Shares withheld as provided in the following sentence) sufficient to satisfy Federal, state and local taxes required by law to be withheld with respect to an Award. Award recipients may elect to satisfy withholding obligations, in whole or in part, by tendering Shares or, if agreed to by the Company, by having the Company withhold Shares having a Fair Market Value equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing and signed by the Award recipient.

Article 11.  Effective Date

         The Plan shall become effective as of October 4, 2000.

Article 12.  Successors

     This Plan and obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, share exchange, or other transaction involving all or substantially all of the business and/or assets of the Company.

Article 13.  Legal Construction

       13.1. Gender and Number. Except where otherwise indicated by the context,
             -----------------
any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

       13.2. Severability.  In the event any provision of the Plan shall be held
             ------------
illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

       13.3. Requirements  of  Law.  The granting of Options and the issuance of
             ---------------------
Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

       13.4. Governing  Law.  To the extent not  preempted  by Federal  law, the
             --------------
Plan, and all agreements hereunder, shall be construed in accordance with, and governed by, the laws of the State of Florida.

       13.5. Headings Not Part of Plan. Headings of Sections hereof are inserted
             -------------------------
for convenience and reference only; they do not constitute part of the Plan.

                             Winn-Dixie Stores, Inc.
              5050 Edgewood Court-Jacksonville, Florida 32254-3699

           Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders on October 10, 2001

    The undersigned hereby appoints A. Dano Davis, T. Wayne Davis and CHARLES P. STEPHENS or any of them, as proxies, with full power of substitution, to vote all shares of Common Stock that the undersigned would be entitled to vote if personally present, at the Annual Meeting of Shareholders of the Company on October 10, 2001, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, and any matters of which the Company did not receive notice by July 22, 2001, subject to any directions indicated on the other side of this card.

    If no directions are given, the proxies will vote (1) for the election of all nominees listed below, and (2) for the Directors' proposals 2 and 3, listed on the other side of this card. The proxies will vote at their discretion, on any other matters that may properly come before the meeting or any adjournments thereof and any matters of which the Company did not receive notice by July 22, 2001. The undersigned hereby revokes any proxy heretofore given to any person or persons whomsoever (other than the proxies named above) to vote such Common Stock and ratifies and confirms all that the proxies named above may or shall do by virtue hereof.

    The nominees for election as Class I Directors are: A. Dano Davis, T. Wayne Davis, Carleton T. Rider and Charles P. Stephens. The nominee for Class II Director is Tillie K. Fowler.

    This card also provides voting instructions for shares held in the dividend reinvestment plan and the Winn-Dixie Stores, Inc., 2000 Employee Stock Plan and, if registrations are identical, shares held in the Winn-Dixie Stores, Inc. Profit Sharing/401(k) Plan, as described in the proxy statement.

    Your vote is important! Please sign and date on the reverse and return promptly in the enclosed postage-paid envelope or otherwise to Inspectors of Election, Winn-Dixie Stores, Inc., P.O. Box 8536, Edison, NJ 08818-9999, so that your shares can be represented at the meeting.
                                                                ----------------
                                                                SEE REVERSE SIDE
                                                                ----------------

                                     [LOGO]

Dear Fellow Shareholder:

    The 73rd Annual Meeting of Shareholders of Winn-Dixie Stores, Inc., will be held at the headquarters office of the Company at 5050 Edgewood Court, Jacksonville, Florida, at 9:00 a.m. on Wednesday, October 10, 2001.

    The enclosed Notice of Annual Meeting of Shareholders and Proxy Statement describe the items to be considered and acted upon by the shareholders at the meeting.

    Whether you can or cannot attend, please sign, date and return your proxy form or give a proxy by internet or by telephone pursuant to the instructions on the reverse side so that your shares can be voted at the meeting in accordance with your instructions. If you attend the meeting, you may choose to revoke your proxy and vote personally. It is important in either case that your shares be represented.

                                   Sincerely,


     /s/ A. Dano Davis                 /s/ Allen R. Rowland
     -----------------                 --------------------
         A. Dano Davis                     Allen R. Rowland
         Chairman                          President and Chief Executive Officer



             5050 Edgewood Court  Jacksonville, Florida 32254-3699

X                                                                           8384
Please mark your
votes as in this
example.
--------------------------------------------------------------------------------
            The Directors recommend a vote FOR Proposals 1, 2 and 3.
--------------------------------------------------------------------------------

1. Election of Directors

For all nominees listed below.
Class I (2004)

                                  FOR           WITHHELD

     1. A. Dano Davis
     2. T. Wayne Davis
     3. Carleton T. Rider
     4. Charles P. Stephens

Class II (2003)
     5. Tillie K. Fowler



For, except vote withheld from the following nominee(s):



                                                  FOR     AGAINST     ABSTAIN
2. Approval of the Stock Plan for Directors
3. Ratification of KPMG LLP as auditor.


--------------------------------------------------------------------------------
                                                     SPECIAL ACTION

                                               Discontinue Annual Report Mailing
                                               for this account due to other
                                               accounts at same address.
                                               ---------------------------------


SIGNATURE (S)_________________________________DATE________________________, 2001

Please sign this proxy as name(s) appears above and return it promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

--------------------------------------------------------------------------------
                     GIVING A PROXY BY TELEPHONE OR INTERNET


                    QUICK               EASY            IMMEDIATE
--------------------------------------------------------------------------------

--------------------------------
Giving a Proxy by Telephone
--------------------------------

--------------------------------------------
Follow these four easy steps:

1.  Read the accompanying Proxy Statement and
    Proxy Card.

2.  Call the toll-free number
    1-877-PRX-VOTE (1-877-779-8683)

3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4.  Follow the recorded instructions.
--------------------------------------------

Your vote is important!
Call 1-877-PRX-VOTE anytime!

--------------------------------
Giving a Proxy by Internet
--------------------------------

--------------------------------------------
Follow these four easy steps:

1.  Read the accompanying Proxy Statement and
    Proxy Card.

2.  Go to the Website
    http://www.eproxyvote.com/win

3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4.  Follow the instructions provided.
--------------------------------------------

Your vote is important!
Go to http://www.eproxyvote.com/win anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet.